UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 7, 2008 (January 3, 2008)

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City
People's Republic of China, 518000
(Address of principal executive offices)

86-755-83570142 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b) Effective as of January 3, 2008, the Home System Group (the "Company"), engaged the accounting firm of Yu and Associates CPA Corporation ("Yu and Associates"), pursuant to an engagement letter dated December 14, 2007, to take over the audit responsibilities from Morrison Cogen, LLP. The appointment is effective immediately and will commence with the audit of the Company’s 2007 audited financials. The appointment of Yu and Associates was made after careful consideration by the Board of Directors, its audit Committee and Management, and concludes and extensive evaluation process.

During the Company’s two most recent fiscal years and any subsequent interim period through to the date of the Company’s engagement of Yu and Associates, neither the Company nor anyone on its behalf, has consulted with Yu and Associates or any other auditor regarding any accounting or audit concerns, including, without limitation, those stated in Item 304(a)(2) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: January 7, 2008	By:	/s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer